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                                                                    EXHIBIT 23.9

                         CONSENT OF RAYMOND A. NIELSEN

     In accordance with Section 438 of Regulation C, I do hereby consent to being named in the Registration Statement to be filed with the Securities and Exchange Commission by North Fork Bancorporation, Inc. as a person who is to become a director of North Fork Bancorporation, Inc. and the disclosure of that fact in the Registration Statement.

                                          By: /s/ RAYMOND A. NIELSEN
                                            ------------------------------------
                                            Raymond A. Nielsen

Dated this 11th day of
January, 2000